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                                                                    EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




         We have issued our report dated June 10, 1999, accompanying the financial statements and schedules included in the Prime Bank Employees' 401(k) Profit Sharing Plan and Trust's Form 11-K for the year ended December 31, 1998. We hereby consent to the incorporation by reference of said report in the Registration Statement of Prime Bancshares, Inc. on Form S-8 (File
No. 333-65141).


/s/ GRANT THORNTON LLP


Houston, Texas
June 10, 1999